      As filed with the Securities and Exchange Commission on June _, 2004.
                           Registration No. 333-108496


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                                BRIGHTPOINT, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                Indiana                                  35-1778566
    -------------------------------         ------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)


501 Airtech Parkway, Plainfield, Indiana                    46168
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)

                     Brightpoint, Inc. Amended and Restated
                  Independent Director Stock Compensation Plan
        -----------------------------------------------------------------
                            (Full title of the plan)

        Robert J. Laikin, Chairman of the Board, Chief Executive Officer
                                Brightpoint, Inc.
                               501 Airtech Parkway
                            Plainfield, Indiana 46168
                     (Name and address of agent for service)

                                 (317) 707-2355
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174

                                EXPLANATORY NOTE

         This is Post-Effective Amendment No. 1 to that certain Registration Statement on Form S-8 (File No. 333-108496) (the "Registration Statement") filed by Brightpoint, Inc., a Delaware Corporation ("Brightpoint Delaware"). Pursuant to the Registration Statement, Brightpoint registered under the Securities Act of 1933, as amended (the "Act"), 900,000 shares, as adjusted for stock splits subsequent to the filing of the Registration Statement, of common stock, $.01 par value per share, of Brightpoint Delaware, which shares were to be issued pursuant to Brightpoint Delaware's Independent Director Stock Compensation Plan, which has subsequently been Amended and Restated. Because there are no additional shares being registered, and the registration fee was paid upon the filing of the Registration Statement, no further registration fee is required.

         On June 3, 2004, Brightpoint Delaware merged (the "Merger") into Brightpoint Indiana Corp. ("Brightpoint Indiana"), an Indiana Corporation and a wholly-owned subsidiary of Brightpoint Delaware. Pursuant to the terms of the merger agreement, Brightpoint Indiana changed its name to Brightpoint, Inc. (the "Company").

         Pursuant to Rule 414(d) promulgated under the Act, the Company hereby adopts the Registration Statement as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934. Moreover, the Company hereby amends and restates the following items of the Registration Statement for the purpose of reflecting material changes resulting from and after the Merger.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Brightpoint Delaware, the predecessor to the Registrant, or by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     3. Current Report on Form 8-K for the event dated February 5, 2004.

     4. Amendment to Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     5. Amendment to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

     6. Current Report on Form 8-K for the event dated March 18, 2004.

     7. Current Report on Form 8-K for the event dated April 12, 2004.

     8. Certification of Termination of Registration on Form 15 dated May 11, 2004.

     9. Current Report on Form 8-K for the event dated June 3, 2004.

     10. Current Report on Form 8-K for the event dated June 4, 2004.

     11. The description of the registrant's common stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Section 23-1-37-8 and Section 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that a corporation may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the individual must have also had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition,
Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnity a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

         Section 23-1-35-1 of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, a director who votes or assents to distributions in violation of the IBCL or the articles of incorporation is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the stockholders who received the distribution.

         Article VI of the registrant's Restated Articles of Incorporation outlines the necessary factors for compliance with Section 23-1-35-1 of the IBCL. In addition, Article VII of the registrant's Restated Articles of Incorporation and Article XX of the Amended and Restated By-Laws of the registrant provide in substance that, to the fullest extent permitted by Indiana law, each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the registrant. The indemnification provided by the registrant's Amended and Restated By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

         The registrant has also entered into certain agreements wherein it has agreed, subject to certain limitations, to indemnify its officers and directors for judgments, fines, assessments, interest and other charges they may incur as a party, witness or other participant in any threatened, pending or completed actions, suits or proceeding by reason of their acting as an officer, director, employee or agent of the registrant or any of its subsidiaries, provided that the indemnified party acted in good faith in a manner such person believed to be in or not opposed to the best interests of the registrant and, with respect to certain matters, had no reasonable cause to believe that his conduct was unlawful. The agreements also provide that upon a "change of control" of the registrant, as defined in the agreements, the registrant will be required to designate and set aside certain funds for possible future payments of the indemnified parties pursuant to the agreements.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the Prospectus any facts or events
arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. (333-108496) on Form S-8 of Brightpoint, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plainfield, state of Indiana, on the day of June, 2004.

                                          BRIGHTPOINT, INC.

                                          By: /s/ Robert J. Laikin
                                              ----------------------------------
                                              Robert J. Laikin
                                              Chairman of the Board and
                                                Chief Executive Officer

         Each person whose signature appears below authorizes each of Robert J. Laikin and J. Mark Howell, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign this Post-Effective Amendment No. 1 to Registration Statement No. (333-108496) on Form S-8 of Brightpoint, Inc. including any and all future post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. (333-108496) on Form S-8 of Brightpoint, Inc. has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                       Title                                    Date
                   ---------                                       -----                                    ----

/s/ Robert J. Laikin                            Chairman of the Board and Chief                          June 25, 2004
------------------------                        Executive Officer
Robert J. Laikin

/s/ J. Mark Howell                              President                                                June 25, 2004
------------------------
J. Mark Howell

/s/ Frank Terence                               Chief Financial Officer and Treasurer                    June 25, 2004
------------------------                        (Principal Financial Officer
Frank Terence

/s/ Lisa M. Kelley                              Senior Vice President, Corporate Controller              June 25, 2004
------------------------                        and Chief Accounting Officer
Lisa M. Kelley

/s/ Catherine M. Dalton                         Director                                                 June 25, 2004
------------------------
Catherine M. Dalton

                                                Director                                                 June , 2004
------------------------
Eliza Hermann

/s/ V. William Hunt                             Director                                                 June 25, 2004
------------------------
V. William Hunt

/s/ Marisa E. Pratt                             Director                                                 June 25, 2004
------------------------
Marisa E. Pratt

/s/ Richard W. Roedel                           Director                                                 June 25, 2004
------------------------
Richard W. Roedel

/s/ Jerre L. Stead                              Director                                                 June 25, 2004
------------------------
Jerre L. Stead

/s/ Stephen H. Simon                            Director                                                 June 25, 2004
------------------------
Stephen H. Simon

/s/ Robert F. Wagner                            Director                                                 June 25, 2004
------------------------
Robert F. Wagner

                                  Exhibit Index
                                  -------------

Exhibit No.               Description
-----------               -----------
4.1 (1)                   Restated Articles of Incorporation of the Registrant

4.2 (1)                   Amended and Restated By-Laws of the Registrant

5                         Opinion of Baker & Daniels

23.1                      Consent of Ernst & Young, LLP

23.2                      Consent of Baker & Daniels (included in Exhibit 5)

24.1                      Power of Attorney (included on Signature Page of this
                          Post-Effective Amendment No. 1 to the Registration
                          Statement)

(1) Filed as an Exhibit to the Registrant's Current Report on Form 8-K for the event dated June 3, 2004.